EXHIBIT 10.18
Technical Cooperation Agreement
on
Elimination of Idle Condition between Metering roller and Dampening distributor of Printing Machine

Project Name: Elimination of Idle Condition between Metering roller and Dampening distributor of Printing Machine

Project Proposed by: DuoYuan Digital Printing Technology Industry (China) Co., Ltd.

Co-developer: Xi’an Technology University (Party B)

Place Signed: Daxing, Beijing

Date Signed: April 22, 2006

Term of Validity: from April 22, 2006 to April 21, 2008

In accordance with the Contract Law of the People’s Republic of China and after mutual negotiation, both parties hereto enter into this agreement (the “Agreement”) on the technical cooperation in the project of elimination of Idle Condition between Metering roller and dampening distributor (the “Project”).

I. Content, Form and Requirements of Subject Technology:

(1)	Eliminate Idle Condition of printing machines and guarantee their stable operation.

(2)	Enable free selection of realization path of principles or structures.

(3)	All structures or principles are required to be based on theories and experiment and validation plans shall be in place when necessary.

(4)	Key plan review is required on finalization or specific implementation of design plans and rigorous design quality review shall be conducted to ensure effectiveness and usability of research results.

II. Research and Development Plan:

(1)	Both parties’ technology research and development personnel shall spend 1-2 months in finding and classifying problems in the plant of Party A.

(2)	Both parties shall jointly develop, discuss and finalize an improvement plan within one month.

(3)
The research and development personnel of both parties respectively carry out technical reform, research and development efforts as per the finalized plan, and summarize, discuss and review the results when reaching certain point of progress.

(4)	The total length of the technical reform shall be two years.

III. Pattern of Cooperation:

(1)	The Project is treated as the subject of theses of Party B’s students for master’s degree.

(2)	Party A will provide the model machine and cover all expenses incurred in Beijing by the personnel of Party B.

(3)	Party A will cover the cost of all materials used during the development.

(4)	The ownership and intellectual property rights to the research and development results shall vest in Party A.

(5)	Party B shall own the copyrights of the results and their ownership in the academic domain, but shall not own the proprietorship allowing transformation of the results into products.

IV. Equipment, instruments and materials purchased for the purpose of the research and development shall belong to Party A and Party B shall be the owner of such auxiliary tools and devices as computers used for design work.

V. Term, Place and Way of Performance:

The Agreement shall be performed in Beijing and Xi’an during the term from April 22, 2006 through to April 21, 2008.

VI. Intellectual Property Rights Covenant: Party A will exclusively own the intellectual property right of the technology and after completion of the Agreement, Party B shall solely be entitled to the use right and copyright of the technology as well as the ownership thereof in the academic domain, but will not possess its proprietorship that allows transformation of the technology into products, and shall strictly comply with the Law on Protection of National Secrets without stealing and divulging such secrets or donating, re-selling the technology to any other third person.

VII. Standards and Process of Inspection and Acceptance:

The technical results accomplished in the research and development shall achieve elimination or basic elimination of Idle Condition between Metering roller and dampening distributor. Standards of Inspection and Acceptance: The sample machine is required to be free of Idle Condition phenomenon after trial operation for more than half a year.
VIII. Settlement of Disputes:

Both parties shall negotiate with each other to settle disputes occurring during performance of the Agreement. If both parties are unwilling to seek such settlement through mutual negotiation or conciliation, or if the negotiation or conciliation effort has failed, both parties agree to resolve the dispute(s) using the 1st method described here below:

(1)	Submit any dispute arising from the Agreement to the arbitration commission in the place of signing of the Agreement for settlement through arbitration.

(2)	Settle the dispute(s) through legal proceedings.

Party A: /s/ DuoYuan Digital Printing Technology Industry (China) Co., Ltd.
Address: #3 Jinyuan Road, Daxing Industrial Development Zone, Daxing District, Beijing, 102600
Tel: 01060212222
Signature/Seal by Person in Charge:

Party B: /s/ Xi’an Technology University
Address: #4 Jinhua Road (North), Xi’an City, Shanxi Province, 710032
Tel: 02983208256
Signature/Seal by Person in Charge: